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                                                                      EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fidelity National Financial, Inc.


        We consent to incorporation by reference in the Registration Statements (No. 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514,
33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111,
333-64229) on Form S-8 of Fidelity National Financial, Inc. of our reports dated February 16, 2000, except as to Note Q to the Consolidated Financial Statements, which is as of March 20, 2000 relating to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders' Equity and Cash Flows and related schedules for each of the years in the three-year period ended December 31, 1999 which reports appear in the December 31, 1999 Annual Report on Form 10-K of Fidelity National Financial, Inc.




                                             KPMG LLP


Los Angeles, California
March 24, 2000